EXHIBIT 32.1

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the "Report") on the Form 10-K of Siga Resources, Inc. (the "Company") for the year ended July 31, 2010, as filed with the Securities and Exchange Commission on the date hereof, I, Edwin G. Morrow, Chief Executive Officer, President and Director, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     a.   TheReport fully complies with the requirements of Section 13 (a) or 15
          (d) of the Securities and Exchange Act of 1934, as amended; and
     b. Theinformation contained in this Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 9, 2011


/s/ Edwin G. Morrow
--------------------------------
Edwin G. Morrow
Chief Executive Officer,
President and Director